                                                                       Exhibit F
                                                                       ---------

                        COMMON STOCK PURCHASE AGREEMENT



                                      by

                                   and among


                     FOUNTAINHEAD DEVELOPMENT CORP., INC.

                                      and

                               N. RUSSELL WALDEN



                                     dated

                               January 11, 2000

                               TABLE OF CONTENTS

1.   PURCHASE AND SALE OF PURCHASED SHARES.............................    1
     -------------------------------------
     1.1    Agreement to Purchase and Sell.............................    1
            ------------------------------
     1.2    Closing....................................................    1
            -------
     1.3    Payment of Purchase Price..................................    1
            -------------------------
     1.4    Covenants of the Parties Prior to Closing..................    1
            -----------------------------------------
     1.5    Option to Purchase Shares..................................    2
            -------------------------

2.   CONDITIONS OF PURCHASE............................................    2
     ----------------------
     2.1    Representations, Warranties and Agreements.................    2
            ------------------------------------------
     2.2    Authorization; Consents....................................    2
            -----------------------
     2.3    All Proceedings Satisfactory...............................    2
            ----------------------------
     2.4    Purchase of Additional Shares..............................    3
            -----------------------------
     2.5    No Distributions, Recapitalizations, Etc...................    3
            ----------------------------------------
     2.6    Legal Opinion..............................................    3
            -------------
     2.7    Adverse Change.............................................    3
            --------------

3.   CONDITIONS OF SALE................................................    3
     ------------------
     3.1    Authorization..............................................    3
            -------------
     3.2    Governing Documents........................................    3
            -------------------
     3.3    Representations and Warranties.............................    3
            ------------------------------
     3.4    All Proceedings Satisfactory...............................    3
            ----------------------------
     3.5    Financial Statements.......................................    4
            --------------------
     3.6    Legal Opinion..............................................    4
            -------------

4.   REPRESENTATIONS AND WARRANTIES OF SELLER..........................    4
     ----------------------------------------
     4.1    Validity and Enforceability................................    4
            ---------------------------
     4.2    Validity and Enforceability................................    4
            ---------------------------
     4.3    Governmental and Other Consents............................    4
            -------------------------------
     4.4    Litigation.................................................    5
            ----------
     4.5    No Violations..............................................    5
            -------------
     4.6    No Brokers or Finders......................................    5
            ---------------------
     4.7    Material Adverse Change....................................    5
            -----------------------
     4.8    SEC Filings................................................    5
            -----------
     4.9    Derivative Action..........................................    6
            -----------------
     4.10   Understanding of Nature of Securities......................    6
            -------------------------------------
     4.11   Investment Intent..........................................    6
            -----------------
     4.12   Economic Risk..............................................    6
            -------------
     4.13   No Claims Against Seller...................................    7
            ------------------------
     4.14   Disclosure.................................................    7
            ----------

5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................    7
     -------------------------------------------
     5.1    Validity and Enforceability................................    7
            ---------------------------
     5.2    Understanding of Nature of Securities......................    7
            -------------------------------------
     5.3    Investment Intent..........................................    8
            -----------------
     5.4    Economic Risk..............................................    8
            -------------
     5.5    No Violations..............................................    8
            -------------
     5.6    Governmental and Other Consents............................    8
            -------------------------------

     5.7    Litigation.................................................    8
            ----------
     5.8    No Brokers or Finders......................................    9
            ---------------------

6.   CERTAIN ANNOUNCEMENTS.............................................    9
     ---------------------

7.   CERTAIN COVENANTS OF THE PARTIES..................................    9
     --------------------------------
     7.1    Investigation..............................................    9
            -------------
     7.2    Expenses...................................................    9
            --------
     7.3    Noncompetition; Nondisclosure..............................    9
            -----------------------------
     7.4    Updated Financial Statements...............................   11
            ----------------------------

8.   TERMINATION; SURVIVAL.............................................   11
     ---------------------
     8.1    Termination................................................   11
            -----------
     8.2    Effect of Termination......................................   11
            ---------------------
     8.3    Survival...................................................   12
            --------

9.   CONFIDENTIALITY...................................................   12
     ---------------

10.  INDEMNIFICATION...................................................   12
     ---------------
     10.1   Indemnification by Seller..................................   12
            -------------------------
     10.2   Indemnification by Purchaser...............................   13
            ----------------------------
     10.3   Claims and Procedures......................................   13
            ---------------------
            (a)   Notice...............................................   13
                  ------
            (b)   Cooperation..........................................   13
                  -----------
     10.4   Claims Procedure...........................................   13
            ----------------
            (a)   Claims...............................................   14
                  ------
            (b)   Disputes.............................................   14
                  --------
            (c)   Payment..............................................   14
                  -------

11.  MISCELLANEOUS.....................................................   14
     -------------
     11.1   Good Faith Efforts; Further Assurances; Cooperation........   14
            ---------------------------------------------------
     11.2   Notices....................................................   14
            -------
     11.3   Assignment.................................................   14
            ----------
     11.4   Severability...............................................   15
            ------------
     11.5   Controlling Law; Integration; Amendment; Waiver............   15
            -----------------------------------------------
     11.6   Copies.....................................................   15
            ------

                                 DEFINED TERMS

Act.........................................................................   6
Agreement...................................................................   1
Closing.....................................................................   1
Closing Date................................................................   1
Commission..................................................................   6
Derivative Action...........................................................   6
Indemnified Party...........................................................  14
Indemnifying Party..........................................................  14
Liens.......................................................................   4
Noncompete Period...........................................................  10
Notice of Contest...........................................................  14
Purchase Price..............................................................   1
Purchased Shares............................................................   1
Purchaser...................................................................   1
Purchaser Indemnitees.......................................................  13
Restricted Business.........................................................  10
Ridgewood...................................................................   1
SEC Documents...............................................................   6
Securities Act..............................................................   6
Securities Acts.............................................................   6
Seller......................................................................   1
State Acts..................................................................   6
Territory...................................................................  10

                        COMMON STOCK PURCHASE AGREEMENT
                               January 11, 2000

     THIS IS A COMMON STOCK PURCHASE AGREEMENT, dated as of January 11, 2000 (together with any Exhibits and Schedules attached hereto, the "Agreement"),
                                                                ---------
entered into by and between Fountainhead Development Corp., Inc., a Georgia corporation, with its current principal place of business at 1394 Broadway Avenue, Braselton, Georgia 30517 ("Purchaser"), and N. Russell Walden
                                   ---------
("Seller"), by which Purchaser and Seller, in consideration of the agreements
  ------
set forth below and other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1.   PURCHASE AND SALE OF PURCHASED SHARES.
          -------------------------------------

          1.1  Agreement to Purchase and Sell.  Upon and subject to the terms
               ------------------------------
set forth in this Agreement, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, 650,000 shares of the $.01 par value common stock of Ridgewood Hotels, Inc., a Delaware corporation ("Ridgewood") (such shares
                                                 ---------
hereafter referred to as the "Purchased Shares").  The purchase price for the
                              ----------------
Purchased Shares shall be $2.00 times the number of Purchased Shares, or $1,300,000 in the aggregate (the "Purchase Price").
                                  --------------

          1.2  Closing.  The consummation of the purchase and sale of the
               -------
Purchased Shares (the "Closing") shall occur on January 11, 2000 at the offices
                       -------
of Sutherland Asbill & Brennan LLP, in Atlanta, Georgia, at 12:00 p.m., or on such other date and at such time as may be mutually agreed upon by the parties (the "Closing Date"). At the Closing, Seller shall deliver to Purchaser a
      ------------
certificate or certificates representing the Purchased Shares, duly endorsed for transfer or accompanied by a fully executed stock transfer power, and Purchaser shall deliver to Seller the Purchase Price in the manner set forth in Section
                                                                      -------
1.3 below.
---

          1.3  Payment of Purchase Price.  Purchaser shall deliver to Seller at
               -------------------------
Closing (i) $780,000 in immediately available federal funds, (ii) a promissory note substantially in the form of Exhibit A hereto, issued by Purchaser in favor
                                  ---------
of Seller in the amount of $260,000, payable one year following the Closing Date and (iii) a promissory note substantially in the form of Exhibit A hereto,
                                                         ---------
issued by Purchaser in favor of Seller in the amount of $260,000, payable two years following the Closing Date (referred to collectively as the "Notes"). The Notes shall bear interest at a rate of six percent per annum. All interest shall be paid quarterly, commencing March 31, 2000 and continuing for the term of each Note.

          1.4  Covenants of the Parties Prior to Closing.  Each of the parties
               -----------------------------------------
shall use all reasonable efforts to do all things necessary to fulfill the conditions set forth in Articles 2 and 3 herein, and take all actions necessary
                        ----------     -
to comply with the applicable
federal and state securities laws in connection with the purchase and sale of the Purchased Shares and the issuance of the Notes.

          1.5  Option to Purchase Shares.  Purchaser shall have the option to
               -------------------------
purchase from Seller an additional 65,000 shares of Ridgewood common stock owned by Seller, which option shall be exercised by written notice from Purchaser to Seller no later than fifteen months after the Closing Date hereof. Any purchase by Purchaser pursuant to the option granted herein shall be on the terms and conditions set forth in this Agreement and at the price set forth in Section 1.1
                                                                     -----------
hereof, payable in the form of a promissory note substantially in the form of Exhibit A hereto and payable three years following the Closing Date. In the
---------
event Seller desires to sell or otherwise transfer any of the shares of Ridgewood common stock covered by Purchaser's option herein, Purchaser shall have a right of first refusal to purchase up to 65,000 of such shares, at the price set forth in Section 1.1 herein, exercisable within twenty business days
                   -----------
of receipt of written notice of Seller's offer to sell or proposal to transfer. In the event Purchaser elects not to exercise its rights of first refusal hereunder and the sale or transfer initially proposed by Seller is not consummated on the terms specified in the notice to Purchaser, Purchaser's rights of first refusal hereunder shall be reinstated without change. Seller shall not otherwise encumber or create any Lien (as defined below) on the shares subject to Purchaser's option herein and in no event shall Seller be permitted to engage in a sale or other transfer in which he retains any interest, legal or equitable, in the shares being sold or transferred during the fifteen month period covered by Purchaser's right of first refusal in this Section 1.5.
                                                             -----------

     2.   CONDITIONS OF PURCHASE.
          ----------------------

     Purchaser's obligation to purchase the Purchased Shares hereunder and consummate the other transactions contemplated hereby shall be subject to compliance by Seller with its agreements herein contained and to the fulfillment on or before the Closing of the following conditions:

          2.1  Representations, Warranties and Agreements.  Each of the
               ------------------------------------------
representations, warranties and agreements of Seller contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date, if made on and as of the Closing Date, and at the Closing, Purchaser shall receive a certificate to such effect executed by Seller.

          2.2  Authorization; Consents.  Seller shall have obtained any and all
               -----------------------
consents, permits and waivers, and made all filings, necessary or appropriate for consummation of the transactions contemplated by this Agreement.

          2.3  All Proceedings Satisfactory.  All proceedings taken prior to or
               ----------------------------
at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall receive such copies thereof and other materials as it may reasonably request in connection therewith.

          2.4  Purchase of Additional Shares.  The closing of the purchase by
               -----------------------------
Purchaser of all shares of Ridgewood stock owned by ADT Security Services, Inc. shall have been consummated or shall be consummated simultaneously with the Closing.

          2.5  No Distributions, Recapitalizations, Etc.  Except as set forth on
               -----------------------------------------
Schedule 2.5, from December 31, 1998 through the Closing Date, Ridgewood shall
------------
not have declared or paid any dividend or declared, authorized or made any stock split, recapitalization, reorganization or other similar distribution on or with respect to, or redeemed or purchased, any shares of its capital stock.

          2.6  Legal Opinion.  Purchaser shall have received from counsel for
               -------------
Ridgewood a legal opinion in substantially the form of Exhibit B hereto.
                                                       ---------

          2.7  Adverse Change.  Between the date hereof and the Closing, there
               --------------
shall have been no adverse change in the business or the results of operations, liabilities, prospects or condition, financial or otherwise, of Ridgewood.

     3.   CONDITIONS OF SALE.
          ------------------

     Seller's obligations to sell and deliver the Purchased Shares hereunder and consummate the other transactions contemplated hereby shall be subject to the compliance by Purchaser with its agreements herein contained and to the fulfillment on or before the Closing of the following conditions:

          3.1  Authorization.  The Board of Directors of Purchaser shall have
               -------------
duly adopted resolutions, or given written consent, authorizing Purchaser to consummate the transactions contemplated hereby in accordance with the terms hereof and with applicable law, and Seller shall have received a duly executed certificate of the Secretary of Purchaser, dated the Closing Date, setting forth a copy of such resolutions.

          3.2  Governing Documents.  Purchaser shall have delivered to Seller
               -------------------
true and correct copies of its Articles of Incorporation, Bylaws and other governing documents, all as amended through the Closing Date and each certified by the Secretary of Purchaser.

          3.3  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of Purchaser set forth in Article 5 shall be true and correct on the
                                     ---------
date hereof and as of the Closing Date, if made on and as of the Closing Date, and at the Closing, Seller shall receive a certificate to such effect executed by a duly authorized representative of Purchaser.

          3.4  All Proceedings Satisfactory.  All corporate and other
               ----------------------------
proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Seller, and Seller shall receive such copies thereof as he may reasonably request in connection therewith.

          3.5  Financial Statements.  Prior to or upon the Closing, and subject
               --------------------
to execution and delivery of a confidentiality agreement by Seller, Purchaser shall have delivered to Seller copies of its most recent audited financial statements.

          3.6  Legal Opinion.  Seller shall have received from counsel for
               -------------
Purchaser a legal opinion in substantially the form of Exhibit C hereto.
                                                       ---------

     4.   REPRESENTATIONS AND WARRANTIES OF SELLER.
          ----------------------------------------

     As a material inducement to Purchaser to enter into this Agreement and to purchase the Purchased Shares as contemplated hereby, Seller represents and warrants to Purchaser, as of the date hereof, as follows:

          4.1  Ownership of Shares.  Seller owns of record and beneficially all
               -------------------
of the Purchased Shares. Seller owns all right, title and interest in and to the Purchased Shares, free and clear of any and all liens, charges, security interests or other encumbrances (collectively, "Liens"), other than restrictions
                                                -----
on transfers arising out of applicable federal and state securities laws. Prior to the Closing, Seller owns 780,000 shares of Ridgewood common stock and options to acquire 150,000 shares of Ridgewood common stock, and no warrants or other rights relating to, convertible into or exchangeable for shares of Ridgewood stock. At the Closing, Purchaser will acquire all right, title and interest in and to the Purchased Shares, free and clear of any and all Liens, other than restrictions on transfers arising out of applicable federal and state securities laws. There are no shareholder agreements in effect with respect to the Purchased Shares, and Seller owns no security of Ridgewood other than as described in this Section 4.1.
                  -----------

          4.2  Validity and Enforceability.  Seller has all necessary power and
               ---------------------------
authority, and has taken all action required, to execute, deliver and perform this Agreement and sell and deliver the Purchased Shares. This Agreement and all other documents and instruments executed by Seller pursuant hereto, when delivered, are and will be duly authorized, valid and binding obligations of Seller, enforceable against him in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and equitable principles. The sale of the Purchased Shares by Seller in accordance herewith is not subject to preferential rights or similar statutory or contract rights that have not heretofore been waived and does not give rise to any rights or obligations to third parties arising pursuant to any agreement or instrument to which Seller or Ridgewood is a party or which are otherwise binding on Seller or Ridgewood.

          4.3  Governmental and Other Consents.  No authorization, consent,
               -------------------------------
approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, is or will be necessary for, or in connection with, the offer, sale or delivery by Seller of the Purchased Shares, or for the performance by Seller of his obligations under this Agreement.

          4.4  Litigation.  Except as set forth on Schedule 4.4, there is no
               ----------                          ------------
action, suit, proceeding or investigation pending or, to Seller's knowledge, threatened against Seller or Ridgewood that might call into question the validity of, or hinder the enforceability or performance of, this Agreement or the Purchased Shares, or any action taken or to be taken pursuant hereto. Neither Seller nor Ridgewood is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency by which Seller or Ridgewood is bound that might affect the Purchased Shares.

          4.5  No Violations.  Neither the execution, delivery and performance
               -------------
by Seller of this Agreement and any documents or instruments delivered, executed and performed in connection herewith, the consummation of the transactions contemplated hereby (including the sale and delivery of the Purchased Shares), nor the compliance with the provisions hereof will violate any provision of law, or any order of any court or other agency of government or indenture, agreement or other instrument to which Seller is bound, or result in the creation or imposition of any Lien upon any of the Purchased Shares.

          4.6  No Brokers or Finders. No person has or will have, as a result of
               ---------------------
the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Seller for any commission, fee or other compensation as a finder or broker because of any act or omission by Seller or any agent of Seller.

          4.7  Material Adverse Change.  Except as set forth on Schedule 4.7,
               -----------------------                          ------------
since September 30, 1999, Ridgewood has conducted its business only in the ordinary course of business, and there has not been any material adverse change in the business, financial condition, operations, affairs, properties, assets or results of operations of Ridgewood or any of its subsidiaries.

          4.8  SEC Filings.  All of the documents (the "SEC Documents") filed by
               -----------                              -------------
Ridgewood with the Securities and Exchange Commission (the "Commission") in
                                                            ----------
accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended
 --------------
(collectively, the "Securities Acts"), and all information supplied by Seller or
                    ---------------
Ridgewood to Purchaser in connection with any and all securities filings required by the consummation of the transactions contemplated hereby, conformed in all material respects to the requirements of the Securities Acts and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          4.9  Derivative Action  The status of the derivative action against
               -----------------
Ridgewood styled as Strassburger v. Early et al. (the "Derivative Action") is as
                    ----------------------------       -----------------
set forth on Schedule 4.9 hereto.
             ------------

          4.10 Understanding of Nature of Securities.  Seller understands that:
               -------------------------------------

          (a) The Notes have not been registered under the Securities Act, or any state securities laws (the "State Acts") and are being issued and sold in
                                ----------
reliance upon certain of the exemptions contained in the Securities Act and the State Acts, and the representations and warranties of Seller contained herein are essential to the claim of exemption under the Securities Act and the State Acts;

          (b) Each Note is a "restricted security" as that term is defined in Rule 144 promulgated under the Securities Act;

          (c) The Notes cannot be sold or transferred without registration under the Securities Act and any applicable State Acts or exemptions therefrom;

          (d) The Notes and any documents issued in replacement therefor shall bear a legend in substantially the following form, in addition to any other legend required by law or otherwise:

       "The security represented hereby has not been registered under the Securities Act of 1933 (the "Act") or any state securities acts and may
                                    ---
       not be sold, transferred or otherwise disposed of unless a registration statement under the Act and any applicable state securities acts with respect to such security is effective or unless the maker is in receipt of an opinion of counsel satisfactory to it to the effect that such security may be sold without registration under the Acts and such state acts."

          (e)  Accredited Investor.  Seller is an "accredited investor" as that
               -------------------
term is defined in Regulation D under the Securities Act; and

          (f)  Acquisition Intent.  Seller's acquisition of the Notes is not a
               ------------------
transaction (or any element of a series of transactions) that is a part of a plan or scheme to evade the registration provisions of the Securities Act.

          4.11 Investment Intent.  Seller is acquiring the Notes for Seller's
               -----------------
own account and not on behalf of any other person. Seller is acquiring the Notes for investment and not with a view to or for sale in connection with any distribution or with the intent to divide Seller's participation with others or resell or otherwise participate in a distribution of the Notes, directly or indirectly.

          4.12 Economic Risk  Seller acknowledges that he has the ability to
               -------------
bear the economic risks of his investment pursuant to this Agreement.

          4.13 No Claims Against Ridgewood.  Except as set forth on Schedule
               ---------------------------                          --------
4.13, Seller has no claim against Ridgewood, except for accrued compensation for
----
the most recent salary payment period and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to any benefit plan of Ridgewood).

          4.14 Disclosure.  Neither this Agreement nor any certificate, schedule
               ----------
or exhibit provided in connection herewith by Seller to Purchaser contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they are or were made.

     5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.
          -------------------------------------------

     As a material inducement to Seller to enter into this Agreement and to sell the Purchased Shares as contemplated hereby, Purchaser represents and warrants to Seller, as of the date hereof, as follows:

          5.1  Validity and Enforceability.  Purchaser has all necessary
               ---------------------------
corporate power and authority, and has taken all action required, to execute, deliver and perform this Agreement and purchase the Purchased Shares. This Agreement and all other documents and instruments executed by Purchaser pursuant hereto, when delivered, are and will be duly authorized, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and equitable principles.

          5.2  Understanding of Nature of Securities. Purchaser understands
               -------------------------------------
that:

          (a) The Purchased Shares have not been registered under the Securities Act, or any State Acts and are being issued and sold in reliance upon certain of the exemptions contained in the Securities Act and the State Acts, and the representations and warranties of Seller contained herein are essential to the claim of exemption by Purchaser under the Securities Act and the State Acts;

          (b) The Purchased Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act;

          (c) The Purchased Shares cannot be sold or transferred without registration under the Securities Act and any applicable State Acts or exemptions therefrom;

          (d) The Purchased Shares and any certificates issued in replacement therefor shall bear a legend in substantially the following form, in addition to any other legend required by law or otherwise:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any state securities acts
                                            ---
     and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act and any applicable state securities acts with respect to such securities is effective or unless Purchaser is in receipt of an opinion of counsel satisfactory to it to the effect that such securities may be sold without registration under the Acts and such state acts."

          (e)  Accredited Investor. Purchaser is an "accredited investor" as
               -------------------
that term is defined in Regulation D under the Securities Act; and

          (f)  Acquisition Intent. Purchaser's acquisition of the Purchased
               ------------------
Shares is not a transaction (or any element of a series of transactions) that is a part of a plan or scheme to evade the registration provisions of the Securities Act.

          5.3  Investment Intent.  Purchaser is acquiring the Purchased Shares
               -----------------
for Purchaser's own account and not on behalf of any other person. Purchaser is acquiring the Purchased Shares for investment and not with a view to or for sale in connection with any distribution of the Purchased Shares or with the intent to divide Purchaser's participation with others or resell or otherwise participate in a distribution of the Purchased Shares, directly or indirectly.

          5.4  Economic Risk. Purchaser acknowledges that it has the ability to
               -------------
bear the economic risks of its investment pursuant to this Agreement.

          5.5  No Violations. Neither the execution, delivery and performance by
               -------------
Purchaser of this Agreement and any documents or instruments delivered, executed and performed in connection herewith, the consummation of the transactions contemplated hereby (including the purchase of the Purchased Shares), nor the compliance with the provisions hereof will violate any provision of law, or any order of any court or other agency of government or indenture, agreement or other instrument to which Purchaser is subject or bound.

          5.6  Governmental and Other Consents.  No authorization, consent,
               -------------------------------
approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, is or will be necessary for, or in connection with, the purchase by Purchaser of the Purchased Shares, or for the performance by Purchaser of its obligations under this Agreement.

          5.7  Litigation.  Except as set forth on Schedule 5.7, there is no
               ----------                          ------------
action, suit, proceeding or investigation pending or, to Purchaser's knowledge, threatened against Purchaser that might call into question the validity of, or hinder the enforceability or performance of, this Agreement or the Purchased Shares, or any action taken or to be taken pursuant hereto. Purchaser is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency by which it is bound that might affect the Purchased Shares.

          5.8  No Brokers or Finders. No person has or will have, as a result of
               ---------------------
the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by Purchaser or any agent of Purchaser.

     6.   CERTAIN ANNOUNCEMENTS.
          ---------------------

     Any public announcement with respect to this Agreement and the transactions contemplated hereby will be issued at such time and in such manner as is mutually agreed upon by the parties hereto; provided, however, that in the event a party hereto determines, based upon advice of counsel, that a public announcement is required by law, the parties shall in good faith make every effort to agree on any public announcements or statements so required.

     7.   CERTAIN COVENANTS OF THE PARTIES.
          --------------------------------

          7.1  Investigation.  Purchaser may, prior to the Closing, make or
               -------------
cause to be made, such investigation of the business and properties of Ridgewood and its financial and legal condition as Purchaser deems necessary or advisable to familiarize itself therewith, provided, that such investigations shall not unreasonably interfere with normal operations of Ridgewood. No investigation by Purchaser heretofore or hereafter made shall affect the representations and warranties of Seller, and each such representation and warranty shall survive any investigation.

          7.2  Expenses.  Except as otherwise provided in this Agreement,
               --------
whether or not the transactions contemplated hereby are consummated, all costs and expenses (including any attorney's and accountant's fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that all fees and expenses incurred by Seller or his advisors in connection with this Agreement and the transactions contemplated hereby are the expenses of Seller, and not of Ridgewood.

          7.3  Noncompetition.
               ---------------

          (a) Seller acknowledges that Ridgewood and Purchaser sell services throughout the States of Georgia, Texas, Kentucky and Florida (the "Territory")
                                                                    ---------
and that Purchaser would not purchase the Purchased Shares without the assurance that Seller will not engage in the activities prohibited by this Section 7.3 for
                                                                 -----------
the periods set forth herein. To induce Purchaser to consummate the purchase of the Purchased Shares, Seller shall restrict his actions throughout the Territory and otherwise as provided in this Section 7.3. Seller acknowledges that such
                                  -----------
restrictions are reasonable in light of the business of Ridgewood and Purchaser and the benefits of the transactions contemplated by this Agreement to the Seller; provided, however, that such restrictions shall not apply to any activities undertaken by Seller after Closing solely in his capacity as an employee or consultant of Ridgewood.

          (b) Except for any relationship or involvement with Purchaser or Ridgewood, from and after Closing, Seller will not manage, operate, join, control or participate in the ownership, management or control of any business under the name or style of Purchaser or Ridgewood, or any name or style incorporating any such name or style or any name or style confusingly similar to such name or style.

          (c) During the period commencing on the date of the Closing and terminating on the third anniversary thereof (the "Noncompete Period"), except
                                                   -----------------
on behalf of Ridgewood as a director, consultant or otherwise, Seller will not directly engage in the business of acquiring, developing, operating or managing hotel properties (the "Restricted Business") within the Territory, or act as
                       -------------------
consultant, advisor, independent contractor, officer, manager, director, executive level employee or principal of any corporation (other than Purchaser, Ridgewood or any affiliate thereof), partnership, association or agency, or directly or indirectly own more than five percent of the outstanding capital stock of any corporation (other than Purchaser, Ridgewood or any affiliate thereof), which is engaged in the Restricted Business in the Territory during the Noncompete Period.

          (d) During the Noncompete Period, Seller will not induce a "Customer" (as defined below) (i) to patronize any business entity engaged in the Restricted Business in the Territory (other than Purchaser, Ridgewood or any affiliate thereof); or (ii) to withdraw, curtail or cancel such Customer's business with Purchaser, Ridgewood or any affiliate thereof. As used in this
Section 7.3, "Customer" means any actual customer of Purchaser, Ridgewood or the
-----------
subsidiaries thereof, or any potential customer of Purchaser, Ridgewood or the subsidiaries thereof served or solicited by Ridgewood or any subsidiaries thereof within the 12-month period prior the date of Closing.

          (e) During the Noncompete Period, Seller will not request or induce any employee to terminate his employment with Purchaser, Ridgewood or any affiliate thereof and accept employment with another business entity engaged in the Restricted Business in the Territory or hire during the Noncompete Period any employee, within twelve months after termination of such person's employment with Purchaser, Ridgewood or any affiliate thereof.

          (f)  Seller acknowledges that any violation of the provisions of this
Section 7.3 may cause irreparable harm to Purchaser or Ridgewood and that
-----------
damages are not an adequate remedy. Purchaser or Ridgewood therefore shall be entitled to an injunction by an appropriate court in the appropriate jurisdiction, enjoining, prohibiting and restraining Seller from the continuance of any such violation, in addition to any monetary damages that might occur by reason of the violation of this Section 7.3. The remedies provided in this
                                -----------
Section 7.3 are cumulative and shall not exclude any other remedies to which any
-----------
party to this Agreement may be entitled under this Agreement or applicable law, and the exercise of a remedy shall not be deemed an election excluding any other remedy (any such claim by any other party to this Agreement being hereby waived).

          (g)  Should any portion, provision or clause of this Section 7.3 be
                                                               -----------
deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by law, and such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          (h)  The covenants and agreements set forth in this Section 7.3 shall
                                                              -----------
be deemed, and shall be construed as, separate and independent covenants and agreements, and, should any portion of such covenants or agreements be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall in no way render invalid, void or unenforceable any other portion thereof or any separate covenant not declared invalid, void or unenforceable. This Section 7.3 shall in that case be
                                      -----------
construed as if the void, invalid or unenforceable portions were omitted.

          7.4  Updated Financial Statements.  Subject to the continuing
               ----------------------------
effectiveness of a confidentiality agreement between Purchaser and Seller, Purchaser shall deliver to Seller copies of all audited financial statements prepared by it during the term of the Notes.

     8.   TERMINATION; SURVIVAL.
          ---------------------

          8.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to Closing by: (i) mutual consent of Purchaser and Seller; (ii) Purchaser, if any of the conditions specified in Article 2 hereof are no longer capable of
                                   ---------
being satisfied or shall not have been fulfilled before January 12, 2000 and shall not have been waived by Purchaser, or if there has been a breach by Seller of any of the representations and warranties of Seller in Article 4 or any of
                                                          ---------
the covenants or agreements set forth herein, which breach is not curable or, if curable, is not cured within five days of written notice to Seller from Purchaser; (iii) Seller, if any of the conditions specified in Article 3 hereof
                                                               ---------
are no longer capable of being satisfied or shall not have been fulfilled before January 12, 2000 and shall not have been waived by Seller, or if there has been a breach of any of the representations and warranties of Purchaser in Article 5,
                                                                      ---------
or any of the covenants or agreements set forth herein, which breach is not curable or, if curable, is not cured within five days of written notice to Purchaser by Seller. In the event of termination of this Agreement by either Purchaser or Seller pursuant to clause (ii) or (iii) of the immediately preceding sentence, Purchaser, on the one hand, and Seller, on the other hand, shall be liable to the other for any breach hereof by such party, which breach led to such termination.

          8.2  Effect of Termination.  Except for the provisions of Sections
               ---------------------                                --------
7.1, 7.2, 8.1 and 8.2, which shall survive any termination of this Agreement, in
---------------------
the event of the termination and abandonment of this Agreement pursuant to
Article 8, this
---------

Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its respective officers, directors or shareholders; provided, however, that, unless this Agreement is terminated pursuant to Section 8.1, nothing in this Section 8.2 shall prejudice any claim
            -----------                  -----------
any party may have under this Agreement that arises prior to the effectiveness of such termination.

          8.3  Survival.  The representations, warranties and agreements made in
               --------
this Agreement shall survive the Closing. Each party, acknowledging that the other is entitled to rely on its or his representations, warranties and agreements in this Agreement in order to preserve the benefit of the bargain otherwise represented by this Agreement, agrees that neither the survival of such representations, warranties and agreements nor their enforceability nor any remedies for breaches of them shall be affected by any knowledge of a party, regardless of when or how such party acquired such knowledge.

     9.   CONFIDENTIALITY.
          ---------------

     Each of the parties hereto shall keep confidential and not disclose to any other party the discussions, agreements and information with respect to or concerning the transactions described herein, except to its employees, agents and advisors on a need-to-know basis. In the event that the transactions described are not consummated for any reason, then each party shall be bound to secrecy with respect to all information concerning the other party or the transactions that has been made known to it as part of these negotiations for a two year period. None of the parties to this Agreement shall be bound to secrecy with respect to any information that (i) becomes generally available to and known by the public (other than as a result of a disclosure directly or indirectly by any party hereto), (ii) is or becomes available to any party on a non-confidential basis from a source other than another party, or its advisors, provided that such source is not and was not bound by a confidentiality agreement with, or other obligation of secrecy to, a party, or (iii) is or has already been independently acquired or developed by another party without violating any confidentiality agreement with, or obligation of secrecy to, a party. Furthermore, a party shall not be in breach of these provisions if it discloses information pursuant to a valid order issued by a court or government agency, provided that the disclosing party notifies the other parties of the disclosure in advance and provides an opportunity for such party to oppose the disclosure.

     10.  INDEMNIFICATION
          ---------------

          10.1 Indemnification by Seller.  Seller shall indemnify, defend, save
               -------------------------
and hold harmless Purchaser and its officers, directors, employees, agents and affiliates (collectively, "Purchaser Indemnitees") from and against all demands,
                           ---------------------
claims, allegations, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) asserted against, imposed upon, required to be paid or incurred by any Purchaser Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for, (i) a breach of any representation or warranty made by Seller in this Agreement or in any certificate or document furnished pursuant hereto by Seller, or (ii) a breach or nonfulfillment of any covenant or agreement made by Seller in or pursuant to this Agreement.

          10.2 Indemnification by Purchaser.  Purchaser shall indemnify, defend,
               ----------------------------
save and hold harmless Seller from and against any and all demands, claims, allegations, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) asserted against, imposed upon, required to be paid or incurred by Seller, directly or indirectly, in connection with, arising out of, or which would not have occurred but for, (i) a breach of any representation or warranty made by Purchaser in this Agreement or in any certificate or document furnished pursuant hereto by Purchaser, or (ii) a breach or nonfulfillment of any covenant or agreement made by Purchaser in or pursuant to this Agreement.

          10.3 Claims and Procedures.
               ---------------------

          (a)  Notice.  If any action, suit, proceeding, claim or demand is
               ------
asserted against an Indemnified Party (the "Indemnified Party") in respect of
                                            -----------------
which the Indemnified Party proposes to demand indemnification, the Indemnified Party shall notify the indemnifying party (the "Indemnifying Party") thereof
                                                ------------------
promptly and within a reasonable time after assertion thereof; provided, however, that the Indemnified Party's failure or delay in giving such notice shall not relieve the Indemnifying Party of its obligations under this Article
                                                                       -------
10 except to the extent that the Indemnified Party unreasonably delayed and the
--
Indemnifying Party shall have been prejudiced thereby.

          (b)  Cooperation. The parties shall cooperate fully with each other in
               -----------
connection with the mitigation, defense, negotiation or settlement of any legal proceeding, claim or demand subject hereto, and subject to the provisions hereof, all parties shall retain the right to participate in the defense of any such legal proceeding, claim or demand. The Indemnifying Party has the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any action, suit, proceeding, claim or demand that it agrees in writing is subject to indemnification hereunder within ten days after receipt of the notice described in Section 10.3(a); provided, however, that if the
                        ---------------
Indemnifying Party shall have exercised its right to assume such control, the Indemnified Party may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by the Indemnifying Party) in any such matter. If the Indemnifying Party exercises its right to assume such control, (i) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; and (ii) the Indemnifying Party shall promptly reimburse the Indemnified Party for the full amount of its damages, including fees and expenses of counsel.

          10.4 Claims Procedure.
               ----------------

          (a)  Undisputed Claims.  To the extent an Indemnified Party delivers a
               -----------------
notice to the Indemnifying Party in accordance with Section 10.3(a) and within
                                                    ---------------
fifteen business days of the date that such notice was delivered, the Indemnifying Party has not notified the Indemnified Party in writing of a dispute with such claim, such Indemnified Party shall be entitled to payment in full of such claim.

          (b)  Disputes.  If a claim is to be contested, the Indemnifying Party
               --------
shall notify the Indemnified Party in writing within fifteen business days from the date of receipt of a notice of a claim ("Notice of Contest"). If such
                                             -----------------
dispute is not resolved within 30 days after Notice of Contest is delivered, then such dispute shall be resolved by an arbitrator, who shall be appointed within sixty days after the delivery of the Notice of Contest. The arbitrator shall abide by the rules of the American Arbitration Association and his decision shall be made within forty-five days from the date of appointment and shall be final and binding on all parties.

          (c)  Payment.  To the extent applicable, any indemnification payments
               -------
owed by Seller to Purchaser shall be made by a decrease in the principal amount owing under the Note. All indemnification payments under this Article 10 not
                                                               ----------
covered by a decrease in the principal amount of the Note shall be made promptly in cash.

     11.  MISCELLANEOUS.
          -------------

          11.1 Good Faith Efforts; Further Assurances; Cooperation.  The parties
               ---------------------------------------------------
shall in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated in this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by another party in order more effectively to consummate or document the transactions contemplated by this Agreement. The parties shall cooperate with each other and their respective counsel, accountants or representatives in connection with any actions required to be taken as part of their respective rights and obligations under this Agreement.

          11.2 Notices.  Each notice, communication and delivery under this
               -------
Agreement (i) shall be made in writing, signed by the party making the same,
(ii) shall specify the section of this Agreement pursuant to which it is given,
(iii) shall be given either in person, by a nationally recognized next business day delivery service or by telecopier (with confirmation of receipt), and (iv) if not given in person, shall be given to a party at the address set forth below such party's signature (or at such other address as a party may furnish to the other parties to this Agreement pursuant to this Section 11.2). If notice is
                                                 ------------
given pursuant to this Section 11.2 of a permitted successor or assign of a
                       ------------
party, then notice shall also thereafter be given in the manner set forth above to such successor or assign of such party.

          11.3 Assignment.  Neither party shall assign or transfer its rights or
               ----------
obligations under this Agreement, whether by merger, operation of law or otherwise, except with the prior written consent of the other party, which shall not be unreasonably withheld.

Purchaser may assign its rights and obligations under this Agreement to a purchaser of all or a substantial part of its business to which this Agreement relates, whether such purchase is by purchase of assets, purchase of stock, merger or otherwise. This Agreement is binding upon the parties and their successors and assigns and inures to the benefit of the parties and their permitted successors and assigns and, when appropriate to effect the binding nature of this Agreement for the benefit of the other parties, of any other successor or assign.

          11.4 Severability.  Any determination by any court of competent
               ------------
jurisdiction of the invalidity, illegality or unenforceability of any provision of this Agreement that is not essential for accomplishing its purposes shall not affect the validity, legality or enforceability of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

          11.5 Controlling Law; Integration; Amendment; Waiver. This Agreement
               -----------------------------------------------
is governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia (except the laws of that state that would render such choice of laws ineffective). This Agreement supersedes all prior negotiations, agreements and understandings among the parties as to its subject matter, constitutes the entire agreement among the parties as to its subject matter and may not be altered or amended except in a writing signed by the parties. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same, and no waiver by any party of any provision or of a breach of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision or of a breach of any other provision of this Agreement.

          11.6 Copies.  This Agreement may be executed in two or more copies,
               ------
each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.

                       [Signatures begin on next page.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                              FOUNTAINHEAD
                                    DEVELOPMENT CORP., INC.


                              By: /s/ Donald Panoz
                                 -------------------------------------
                                 Donald Panoz
                                 Chairman

                              Address: 1394 Broadway Avenue
                                       Braselton, Georgia 30517


                              SELLER:



                              /s/ N. Russell Walden
                              ----------------------------------------
                              N. Russell Walden

                              Address: 3190 Ridgewood Rd., N.W.
                                       Atlanta, GA 30327

                                                                       EXHIBIT A

     THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES ACTS AND MAY NOT
                                  ---
     BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES ACTS WITH RESPECT TO SUCH SECURITY IS EFFECTIVE OR UNLESS THE MAKER IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH SECURITY MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACTS AND SUCH STATE ACTS.


                                PROMISSORY NOTE


$260,000                                                      January 11, 2000


     FOR VALUE RECEIVED, the undersigned, Fountainhead Development Corp., Inc., a Georgia corporation (the "Borrower"), hereby unconditionally promises to pay to the order of N. Russell Walden, an individual resident of the State of Georgia (the "Lender"), at 3190 Ridgewood Road, N.W., Atlanta, Georgia 30327, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO HUNDRED SIXTY THOUSAND DOLLARS ($260,000).

     The principal amount hereof shall be due and payable by Borrower in full no later than January 11, 2001.

     Interest on the outstanding unpaid principal amount hereof shall accrue at a rate per annum equal to six percent (6%) and shall be payable on a quarterly basis, commencing March 31, 2000 and due on the last day of every calendar quarter thereafter for the term of this Note. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.

     The Borrower shall have the right to prepay without penalty the outstanding principal amount hereof in whole at any time or in part from time to time after the date hereof. On the date of any such prepayment, the Borrower shall pay outstanding accrued interest on the amount so prepaid to the date of prepayment. Any such prepayment in part shall be applied to the installments due hereunder in inverse order of maturity. The Borrower shall have the right to set off against any amounts due under this Note any amounts due from the Lender to the Borrower, whether under the Purchase Agreement of even date herewith between the Borrower and Lender or otherwise.

     In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess interest shall, to the extent permitted by law, (a) be applied as a credit against the outstanding principal balance hereof or accrued and unpaid interest hereon, or (b) refunded to the Borrower.

     Each of the following events shall constitute an Event of Default hereunder:

          (a) if the Borrower fails to pay any principal of or interest on this Note when the same shall become due and payable and such failure continues for a period of ten (10) days after the Lender delivers written notice thereof to the Borrower;

          (b) if the Borrower fails to perform any of its duties or obligations as specified in any agreement now or hereafter existing between the Borrower and the Lender and such failure continues for a period of thirty
     (30) days after the Lender delivers written notice thereof to the Borrower;

          (c) if the Borrower shall generally not pay its debts as such debts become due, or admit in writing its inability to pay its debts generally, or make a general assignment for the benefit of creditors;

          (d) if any proceeding is instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or for any substantial part of its property (and, in the case of any such proceeding instituted against the Borrower, should the same remain undismissed or unstayed for a period of sixty (60) days), or should the Borrower take corporate action to authorize any of the actions set forth in this clause (d); or

          (e) if the Borrower is liquidated or dissolved.

     Upon the occurrence of any Event of Default under clauses (d) or (e) of the preceding paragraph, then all outstanding principal hereof and interest hereon shall, without notice, demand or any other action on the part of the Lender, become immediately due and payable. Upon the occurrence of any other Event of Default, then at the Lender's option, by written notice to the Borrower, all outstanding principal hereof and interest hereon shall become immediately due and payable. During any period that the Borrower shall have failed to make payment of any principal or interest due hereunder or during the existence of any Event of Default hereunder, then in the

Lender's sole discretion, the interest rate hereon may be increased to a rate per annum equal to seven percent (7%) until such payment is made or Event of Default is cured by the Borrower or waived in writing by the Lender.

     The Borrower hereby waives demand, presentment, protest, notice of demand, dishonor, presentment, protest or nonpayment and all other notices in connection with this Note.

     If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees actually incurred, shall be payable by the undersigned.

     THIS NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT ATLANTA, GEORGIA AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF GEORGIA.
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns, provided that the Lender shall not assign this Note in whole or in part without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns.

     WITNESS the hand and seal of the undersigned, as of the date first above written.


                                    FOUNTAINHEAD DEVELOPMENT
                                         CORP.,  INC.


                                    By:__________________________________
                                       Donald Panoz
                                       Chairman

     THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES ACTS AND
                                  ---
     MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES ACTS WITH RESPECT TO SUCH SECURITY IS EFFECTIVE OR UNLESS THE MAKER IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH SECURITY MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACTS AND SUCH STATE ACTS.



                                PROMISSORY NOTE



$260,000                                                       January 11, 2000



     FOR VALUE RECEIVED, the undersigned, Fountainhead Development Corp., Inc., a Georgia corporation (the "Borrower"), hereby unconditionally promises to pay to the order of N. Russell Walden, an individual resident of the State of Georgia (the "Lender"), at 3190 Ridgewood Road, N.W., Atlanta, Georgia 30327, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO HUNDRED SIXTY THOUSAND DOLLARS ($260,000).

     The principal amount hereof shall be due and payable by Borrower in full no later than January 11, 2002.

     Interest on the outstanding unpaid principal amount hereof shall accrue at a rate per annum equal to six percent (6%) and shall be payable on a quarterly basis, commencing March 31, 2000 and due on the last day of every calendar quarter thereafter for the term of this Note. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.

     The Borrower shall have the right to prepay without penalty the outstanding principal amount hereof in whole at any time or in part from time to time after the date hereof. On the date of any such prepayment, the Borrower shall pay outstanding accrued interest on the amount so prepaid to the date of prepayment. Any such prepayment in part shall be applied to the installments due hereunder in inverse order of maturity. The Borrower shall have the right to set off against any amounts due under this Note any amounts due from the Lender to the Borrower, whether under the Purchase Agreement of even date herewith between the Borrower and Lender or otherwise.

     In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess interest shall, to the extent permitted by law, (a) be applied as a credit against the outstanding principal balance hereof or accrued and unpaid interest hereon, or (b) refunded to the Borrower.

     Each of the following events shall constitute an Event of Default hereunder:

          (a) if the Borrower fails to pay any principal of or interest on this Note when the same shall become due and payable and such failure continues for a period of ten (10) days after the Lender delivers written notice thereof to the Borrower;

          (b) if the Borrower fails to perform any of its duties or obligations as specified in any agreement now or hereafter existing between the Borrower and the Lender and such failure continues for a period of thirty
     (30) days after the Lender delivers written notice thereof to the Borrower;

          (c) if the Borrower shall generally not pay its debts as such debts become due, or admit in writing its inability to pay its debts generally, or make a general assignment for the benefit of creditors;

          (d) if any proceeding is instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or for any substantial part of its property (and, in the case of any such proceeding instituted against the Borrower, should the same remain undismissed or unstayed for a period of sixty (60) days), or should the Borrower take corporate action to authorize any of the actions set forth in this clause (d); or

          (e)  if the Borrower is liquidated or dissolved.

     Upon the occurrence of any Event of Default under clauses (d) or (e) of the preceding paragraph, then all outstanding principal hereof and interest hereon shall, without notice, demand or any other action on the part of the Lender, become immediately due and payable. Upon the occurrence of any other Event of Default, then at the Lender's option, by written notice to the Borrower, all outstanding principal hereof and interest hereon shall become immediately due and payable. During any period that the Borrower shall have failed to make payment of any principal or interest due hereunder or during the existence of any Event of Default hereunder, then in the Lender's sole discretion, the interest rate hereon may be increased to a rate per annum equal to seven percent (7%) until such payment is made or Event of Default is cured by the Borrower or waived in writing by the Lender.

     The Borrower hereby waives demand, presentment, protest, notice of demand, dishonor, presentment, protest or nonpayment and all other notices in connection with this Note.

     If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees actually incurred, shall be payable by the undersigned.

     THIS NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT ATLANTA, GEORGIA AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF GEORGIA.
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns, provided that the Lender shall not assign this Note in whole or in part without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns.

     WITNESS the hand and seal of the undersigned, as of the date first above written.


                                    FOUNTAINHEAD DEVELOPMENT
                                         CORP.,  INC.


                                    By:/s/ Donald Panoz
                                       ---------------------------------
                                       Donald Panoz
                                       Chairman

                             DISCLOSURE SCHEDULES

                                      OF

                            N. RUSSELL WALDEN


                     PROVIDED PURSUANT TO AND AS A PART OF
                        COMMON STOCK PURCHASE AGREEMENT
                                BY AND BETWEEN


                     FOUNTAINHEAD DEVELOPMENT GROUP, INC.

                                     and

                            N. RUSSELL WALDEN




                         DATED AS OF JANUARY 11, 2000
                               (the "Agreement")




Unless the context otherwise requires, all capitalized terms in the following Disclosure Schedules shall have the meanings defined in the Agreement.

                                 SCHEDULE 2.5

                   NO DISTRIBUTIONS, RECAPITALIZATIONS, ETC.

A dividend was paid on Ridgewood's outstanding preferred stock in February, 1999

                                 SCHEDULE 4.4

                                  LITIGATION

See Schedule 4.9.

                                 SCHEDULE 4.7

                            MATERIAL ADVERSE CHANGE

None.

                                 SCHEDULE 4.9

                               DERIVATIVE ACTION


The case entitled William N. Strassburger v. Michael M. Early, Luther A.
                  ------------------------------------------------------
Henderson, John C. Stiska, N. Russell Walden, and Triton Group, Ltd.,
---------------------------------------------------------------------
defendants, and Ridgewood Properties, Inc., nominal defendant, C.A. No. 14267,
--------------------------------------------------------------
Delaware Chancery Court, Newcastle County, remains pending. On March 19, 1998, the Court dismissed all class claims, leaving only the derivative claims remaining for trial. The case was tried to Vice Chancellor Jacobs during the period February 1-3, 1999. All post-trial briefing and oral argument has been concluded, and the case has been submitted for decision by the Court.

                                 SCHEDULE 4.13

                          NO CLAIMS AGAINST RIDGEWOOD

Consulting Agreement entered into as of the 5/th/ day of January, 2000, by and between Ridgewood Hotels, Inc., a Delaware corporation and N. Russell Walden.

                                 SCHEDULE 5.7

                                  LITIGATION
                                  ----------

None.